UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

November 24, 2021 (November 19, 2021)

Date of Report (Date of earliest event reported):

GREENROSE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its financial statements as of September 30, 2021, the management of Greenrose Acquisition Corp. (“Greenrose” or the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99 to its accounting classification of the redeemable shares of common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on February 13, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

On November 19, 2021, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that, in light of recent guidance, it is appropriate to restate the Company’s previously issued audited balance sheet as of February 13, 2020 reported in the Company’s Form 8-K filed with the SEC on February 20, 2020, the Company’s audited financial statements for the period ended December 31, 2020 included in the Company’s annual report on Form 10-K/A filed with the SEC on May 27, 2021, the Company’s unaudited quarterly financial statements as of and for the three months ended March 31, 2020, included in the Company’s quarterly report on Form 10-Q filed with the SEC on May 8, 2020, the Company’s unaudited quarterly financial statements as of and for the six months ended June 30, 2020 included in the Company’s quarterly report on Form 10-Q filed with the SEC on August 11, 2020, the Company’s unaudited quarterly financial statements as of and for the nine months ended September 30, 2020 included in the Company’s quarterly report on Form 10-Q filed with the SEC on November 13, 2020, the Company’s unaudited quarterly financial statements as of and for the three months ended March 31, 2021 included in the Company’s quarterly report on Form 10-Q filed with the SEC on June 2, 2021 and the Company’s unaudited quarterly financial statements as of and for the six months ended June 30, 2021 included in the Company’s quarterly report on Form 10-Q filed with the SEC on August 16, 2021 (the “Non-Reliance Financial Statements”), in each case to report all Public Shares as temporary equity. In connection with the change in presentation for the shares subject to possible redemption, the Company also restated its income (loss) per common share calculation to allocate net income (loss) pro rata between shares subject to redemption and those that are not subject to redemption.

Considering such restatement, the Non-Reliance Financial Statements should no longer be relied upon. As such, the Company has restated its financial statements for the periods affected by the Non-Reliance Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), as described therein.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021	GREENROSE ACQUISITION CORP.

	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer

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